Exhibit 99.6

Contract No.______

ExpeData Digital Pen & Paper Solution

Channel Partner and Referral Agreement

This CHANNEL PARTNER AND REFERRAL AGREEMENT (“Agreement”) is made and entered into this 21st day of April, 2007 (“Effective Date’), by and between EXPED, LLC, an Ohio limited liability company (“ExpeData”), and THE STANDARD REGISTER COMPANY, an Ohio corporation (“Standard”), located at 600 Albany Street, Dayton, OH 45408.

RECITALS

A.

Effective as of the Effective Date, ExpeData purchased from Standard the proprietary rights to the ExpeData Digital Pen and Paper System that permits the Customers using the Hardware Products and Digital Paper Products to create text and images which are transmitted to servers via the Internet through the Software Products and associated Online Services components of the Digital Pen and Paper System pursuant to the terms of the Asset Purchase Agreement dated as of the Effective Date (the “Asset Purchase Agreement”) among Standard, ExpeData and DoubleDay Holdings, LLC.

B.

ExpeData values the active involvement and support of Standard’s International Group with respect to ExpeData licensees that are International Associates.

C.

ExpeData desires to provide Standard with an incentive to market ExpeData’s Digital Pen and Paper System to current and future International Associates.

D.

Standard desires to be appointed by ExpeData as (a) a non-exclusive, value-added dealer to promote and market the ExpeData Digital Pen and Paper System and associated Online Services, and (b) the exclusive referral partner to promote and market the ExpeData Digital Pen and Paper System and associated Online Services to the International Associates.

E.

The following terms shall have the corresponding definitions when used in this Agreement. Any accounting term used but not specifically defined in this Agreement shall be construed in accordance with GAAP.

(i)

“Affiliate” shall mean any Business Entity that directly or indirectly controls, or is controlled by, or is under common control with, another Business Entity.  The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Business Entity, whether through the ownership of voting securities, by contract or otherwise.

(ii)

“Agreement” shall mean this Channel Partner Agreement.

(iii)

“Authorized Territory” shall mean those Territories listed on Exhibit A to this Agreement.

(iv)

“Business Entity” shall mean a Person engaged in the sale of goods and services.

(v)

“Channel Partners” shall mean, collectively, all Business Entities which have been authorized by ExpeData to market, sell and sublicense the Digital Pen & Paper System and associated Online Services.

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(vi)

 “Customer” shall mean a Business Entity that may or has agreed to purchase from Standard the Hardware Products and the Digital Paper Products and to license from Standard the Software Products and associated Online Services for use solely with the Hardware Products and Digital Paper Products.

(vii)

"Customer License Initial Term" shall have the meaning as set forth in Section 8 of this Agreement.

(viii)

"Customer License Renewal Term" or “Renewal Term” shall have the meaning as set forth in Section 8 of this Agreement.

(ix)

 “Customer Use and License Agreement” shall mean a written use agreement between Standard and a Customer pursuant to which the Customer will purchase from Standard the Hardware Products and the Digital Paper Products and will sublicense from Standard the Software Products and associated Online Services solely in connection with the Hardware Products and the Digital Paper Product.

(x)

"Digital Paper Products" shall mean those digital paper items listed on Exhibit B to this Agreement.

(xi)

"Digital Pen and Paper System" or “System” shall mean all Hardware Products, Digital Paper Products, Software Products and Online Services.

(xii)

"Documentation" shall mean all current product manuals, and  installation manuals accompanying or associated with the System.

(xiii)

“Electronic Data” shall mean all information regardless of form that either the Customers or Channel Partners (hereinafter referred to collectively as the “Users”) have entered or transferred to ExpeData through the Digital Pen and Paper System.  Electronic Data shall include, but is not limited to, digital information received from Users corresponding to recordings on Digital Paper Products by Hardware Products and other information received from Users.

(xiv)

 “End User Restrictions” shall mean those restrictions listed on Exhibit C.

(xv)

“ExpeData Confidential Information” shall mean all nonpublic, proprietary and confidential information of ExpeData, including, without limitation, this Agreement, financial information, operating practices, business plans, developments, systems, inventions, trade secrets, software, services, firmware, formulas, devices, know-how, employee, customer and product information that derives independent value from not being generally known to the public or to other persons.  No information or materials shall qualify as ExpeData Confidential Information if they (i) are or become, through no fault of Standard, available to the public, (ii) are obtained by Standard from a third party without breach of any agreement with, or obligation of confidentiality to, ExpeData, (iii) are designated in writing as materials to be utilized by Standard in connection with the promotion, marketing and sale of the Digital Pen and Paper System or (iv) are required by law or a court or government agency to be disclosed.  For the avoidance of doubt, any information assigned to ExpeData by Standard pursuant to the Asset Purchase Agreement shall constitute “ExpeData Confidential Information”.

(xvi)

 “GAAP” shall mean generally-accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

(xvii)

"Hardware Products" shall mean those hardware items listed on Exhibit B to this Agreement.

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(xviii)

"Initial Term" shall mean the length of the term of this Agreement as listed on Section 10 of this Agreement.

(xix)

“International Associates” shall mean those International Associates  listed on Exhibit D to this Agreement.  Standard may add additional Persons to such list with the prior written consent of ExpeData.

(xx)

“Marks” shall mean, collectively, the trademarks and service marks by which ExpeData identifies the Digital Pen and Paper System and associated Online Services (whether such Marks are owned by or are licensed by ExpeData from a third party).

(xxi)

"Online Services" shall mean all verification, transfer, analysis and digital imaging, and digital form reproduction of Electronic Data from Hardware Products in connection with Digital Paper Products to a remote server through Software Products and an Internet connection.

(xxii)

“Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, association or trust.

(xxiii)

"Products" shall mean all Hardware Products, Digital Paper Products and Software Products.

(xxiv)

“Software Products” shall mean all computer programs and related documentation that ExpeData now or hereafter furnishes to, or permits the use of by, Standard or its Customers — whether these programs are referred to as “software”, “firmware”, “source code”, “object code”, “microcode”, or otherwise; wherever located and on whatever media; and whether separately licensed, furnished as part of the End User License or otherwise furnished by ExpeData.  The Software Products may include computer programs and related documentation that are owned by third parties and that ExpeData is authorized to furnish under license.  Software Products shall include those listed on Exhibit B to this Agreement.

(xxv)

“Standard Confidential Information” shall mean all nonpublic, proprietary and confidential information of Standard, including, without limitation, this Agreement, financial information, operating practices, business plans, developments, systems, inventions, trade secrets, software, services, firmware, formulas, devices, know-how, employee, customer and product information that derives independent value from not being generally known to the public or to other persons.  No information or materials shall qualify as Standard Confidential Information if they (i) are or become, through no fault of ExpeData, available to the public, (ii) are obtained by ExpeData from a third party without breach of any agreement with, or obligation of confidentiality to, Standard, or (iii) are required by law or a court or government agency to be disclosed.

NOW, THEREFORE in consideration of the mutual promises and covenants contained in this Agreement, ExpeData and Standard hereby agree as follows:

1.

License

ExpeData hereby grants Standard, during the term of this Agreement, a non-exclusive, nontransferable, revocable License to sell, market, sublicense, install, maintain and support the Digital Pen and Paper System within the Authorized Territory.

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2.

Disclosure, Ownership and Use of Electronic Data

Any and all Electronic Data entered into the Digital Pen and Paper System and associated Online Services by a Customer or Standard shall be owned by one or both of them as agreed in their written agreement.  Subject to Section 3 below, ExpeData shall not divulge such Electronic Data to any third party, unless the third party is a subcontractor of ExpeData of whom ExpeData has delegated the performance of some or all of its duties under this Agreement. Also, in the event a Customer requests its specific Electronic Data, Standard agrees that ExpeData may divulge such Electronic Data to such Customer.

3.

Electronic Data

ExpeData shall have the right to use Electronic Data for the following purposes:

(a)

ExpeData may use Electronic Data to generate reports and fulfill its duties and obligations under this Agreement and any licenses or other agreements that ExpeData has with the Customers and Channel Partners.

(b)

ExpeData may use the Electronic Data to generate reports of the Electronic Data for usage by ExpeData and other parties if the Electronic Data is aggregated in a non-associated way without attribution to any Customer or Standard.

(c)

ExpeData may select and use independent fields of Electronic Data for analyzing and testing (e.g. measure timing) for future product enhancements.

(d)

ExpeData may disclose the Electronic Data if required to be disclosed by law or order of a court or government agency.

SUBJECT TO THE LIMITATION OF LIABILITY CONTAINED IN SECTION 13(c) BELOW, EXPEDATA SHALL ONLY BE LIABLE TO STANDARD FOR DIRECT DAMAGES INCURRED BY STANDARD IN CONNECTION WITH THE LOSS OF ELECTRONIC DATA RESIDING ON EXPEDATA’S SERVERS BETWEEN THE TIME SUCH ELECTRONIC DATA IS RECEIVED BY EXPEDATA AND RETRIEVED BY STANDARD OR STANDARD’S CUSTOMERS.

4.

Dealer and Referral Partner Appointment

(a)         ExpeData hereby appoints Standard as a non-exclusive, value-added dealer to promote and market the Digital Pen and Paper System and associated Online Services in the Authorized Territory during the term of this Agreement.  Except as provided in Section 4(b), ExpeData may (i) authorize other Channel Partners doing business within or outside the Authorized Territory to promote and market the Digital Pen and Paper System and associated Online Services, and (ii) directly market the Digital Pen and Paper System and associated Online Services to Business Entities within or outside the Authorized Territory.

(b)       ExpeData hereby appoints Standard as a non-exclusive referral partner to promote and market the Digital Pen and Paper System and associated Online Services to any Persons in the Authorized Territory during the term of this Agreement.  Standard shall refer such Persons to ExpeData for the sale and license of the Digital Pen and Paper System directly from ExpeData to such Persons. The referral relationship shall be governed by all applicable terms and conditions of this Agreement and the additional terms and conditions set forth on Exhibit E.

(c) Notwithstanding anything to the contrary contained herein, during the term of this Agreement and continuing until the date one (1) year after the termination or expiration of this Agreement, (i) neither ExpeData nor any of its Affiliates shall, either directly or indirectly, without the prior written consent of Standard, solicit any business from or conduct any business with any International Associate except as a result of a referral, if any,  made by Standard pursuant to Section 4(b), and (ii)  ExpeData shall not authorize any other Person to promote and market the Digital Pen and Paper System, associated Online Services, or any other products or services to any International Associate.

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(d) During the period commencing on the Effective Date and continuing until the date one (1) year after the Effective Date, neither ExpeData nor any of its Affiliates shall, either directly or indirectly, without the prior written consent of Standard, solicit any business from or conduct any business with Federal Express or Bank of America except as a result of a referral, if any, made by Standard pursuant to Section 4(b) with respect to current applications proposed by Standard as described on Schedule 4(d).

5.

Sub-Dealers and Assignment

Standard shall have the right to appoint sub-dealers but shall not have the right to assign or transfer any of its rights or duties under this Agreement, except (x) with the prior written consent of ExpeData, or (y) to an Affiliate or successor of Standard upon thirty (30) days’ prior written notice to ExpeData provided such Affiliate or successor signs an agreement substantially similar to this Agreement.  Any permitted assignment shall not relieve the assigning party of its outstanding financial obligations, if any, incurred before the assignment.  Standard’s right to appoint sub-dealers shall further be subject to the following: (i) no such appointment shall be for a term greater than the term of this Agreement; (ii) no sub-dealer shall have any rights under this Agreement; (iii) Standard shall impose upon any sub-dealer the same obligations imposed upon Standard hereunder for the express third party benefit of ExpeData enforceable by ExpeData as if it were Standard; (iv) Standard is responsible for the compliance by sub-dealers herewith; (v) Standard hereby indemnifies and holds ExpeData harmless from and against any and all costs, claims, losses, judgments, fines, liabilities and expenses, including costs of legal defense, as incurred, arising out of or based upon any claim; (x) made by any such sub-dealer or its licensees against ExpeData or the Marks; (y) made by any third party against ExpeData in connection with any act or omission by any such sub-dealer; and (z) concerning failures in the strict compliance with this Agreement by sub-dealers.  Standard and its sub-dealers shall in no way create any liability for or obligation on ExpeData with respect to third parties other than fulfilling its obligations under the applicable license.

6.

Customer Use and License Agreement

Standard shall use reasonable commercial efforts to promote and market the Digital Pen and Paper System and associated Online Services to Customers consistent with the highest business ethics and in a manner that will reflect favorably on the goodwill and reputation of ExpeData.  Each Customer who desires to purchase the Hardware Products and the Digital Paper products and to sublicense the Software Products and associated Online Services shall enter into a Customer Use and License Agreement.  The Customer Use and License Agreement sublicenses the Customer to use the Digital Pen and Paper System and associated Online Services solely for such Customer's internal business purposes.  Standard agrees that the terms and conditions contained in any Customer Use and License Agreement with its Customers will be consistent with and not conflict with this Agreement and agrees further that all such Customer Use and License Agreements shall contain, at a minimum, the terms and conditions of the End User Restrictions or as hereafter modified or amended from time to time by ExpeData.  The Customer Use and License Agreement shall expressly provide that (i) ExpeData may terminate such Customer Use and License Agreement upon written notice of failure by the Customer to comply with the terms of the Customer Use and License Agreement, subject to reasonable cure provisions contained in the Customer Use and License Agreement, or upon written notice after termination or expiration of this Agreement between Standard and ExpeData, (ii) within ten (10) days after termination of the Customer Use and License Agreement, the Customer shall destroy all Software Products together with all copies, modifications and merged portions in any form, and (iii) ExpeData shall be a third party beneficiary of the Customer Use and License Agreement, and the provisions of the Customer Use and License Agreement shall be enforceable by ExpeData and/or Standard.  Upon any termination of this Agreement between Standard and ExpeData, Standard will, at ExpeData's request, (i) assign and perfect the assignment to ExpeData or its designee of each Customer Use and License Agreements executed with Customers when such Customer Use and License Agreements come up for renewal and notify these Customers and ExpeData of such assignment, and (ii)  deliver to ExpeData, at the time of each assignment, details of its customer records and billing procedures of all Customers who have executed a Customer Use and License Agreement with Standard. The Customer Use and License Agreement shall be fully executed and in the possession of Standard prior to distribution of the Products or Online Services to the Customer.  Standard shall take all necessary measures to ensure each of its Customers complies with the End User Restrictions.  Standard shall not rent, lease, sublicense or sell the Digital Pen and Paper System and associated Online Services to any Customer, except as expressly authorized by the terms of this Agreement. On request, Standard shall supply a sample of its form Customer Use and License Agreement that Standard signs with its Customers.  Standard shall not engage in any pilot tests of the Digital Pen and Paper System

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with potential customers without first notifying ExpeData and Standard shall enter into a pilot test agreement with the Customer in connection with any such pilot test.

7.

Reports and Audits

Standard shall maintain complete and accurate financial records in accordance with GAAP relating to the Digital Pen and Paper Systems and associated Online Services rendered to its Customers.  Standard shall report by the 30th day of each calendar quarter to ExpeData all Digital Pen and Paper Systems and associated Online Services received by its Customers in the prior calendar quarter in such a format as established by ExpeData.  Standard shall make a reasonable commercial effort to notify ExpeData at least thirty (30) days prior to the expiration of each individual Customer License Initial Term or Renewal Term if applicable, if the Customer does not intend to renew the term of such individual Customer License Initial Term or Renewal Term.  At all times during the term of this Agreement and for one (1) year after the expiration or termination hereof for any reason, Standard shall maintain and furnish to ExpeData, on request, complete, accurate and current records reasonably required by ExpeData to evaluate Standard’s performance of, and compliance with, its obligations under this Agreement.  At all times during the term of this Agreement and for one (1) year after the expiration or termination hereof for any reason, Standard shall permit ExpeData, its agents and representatives to inspect Standard’s facilities and records during regular business hours on five business days’ notice for the purpose of ascertaining Standard’s performance of and compliance with its obligations under this Agreement.  In the event any such audit reveals any shortfall in payment by Standard, Standard shall promptly pay any shortfall with interest as provided herein.  In the event any such audit reveals any overpayment by Standard to ExpeData, ExpeData shall promptly reimburse Standard for such overpayment with interest as provided herein.  In the event any such audit reveals an under payment  by Standard which is in error by 10% or more, in addition to paying any such shortfall, Standard promptly shall reimburse ExpeData fully for all reasonable costs related to such audit.

8.

Digital Pen and Paper System and Associated Online Service Fees

(a)

During the term of this Agreement, Standard will purchase from ExpeData, and ExpeData will sell to Standard the Hardware Products and the Digital Paper Products for resale to Standard’s Customers and ExpeData will license to Standard the Software Products and Online Services, under the terms and conditions contained herein.  Notwithstanding anything to the contrary contained in this Agreement, Standard shall not be required to purchase Digital Paper Products from ExpeData.  Standard shall order Products and Online Services from ExpeData under this Agreement by issuing to ExpeData a signed purchase order or reorder notice (the “Purchase Orders”).  Each Purchase Order shall specify the description and quantity of the Products and/or Online Services, if any, and delivery destinations for the Products ordered.  The Purchase Orders shall be governed by the specific terms and conditions contained in this Agreement.  The terms and conditions contained in this Agreement shall have precedence over any conflicting terms or conditions contained in any Purchase Order. ExpeData shall invoice Standard for the Digital Pen and Paper System and initial license fees upon shipment of the Products to Standard in the amounts set forth in the Exhibit F (the “Service Fees”), less the amount of any discounts as set forth in Exhibit F (the “Service Fees Discounts”).  ExpeData warrants to Standard that the Service Fees and Service Fee Discounts offered to Standard under this Agreement shall not be less favorable than those extended to any other customer or Channel Partner of ExpeData (based on the country where the relevant Products and/or Online Services are being sold).  If ExpeData reduces its Service Fees or increases its Service Fee Discounts for any of the Products or Online Services during the term of this Agreement, ExpeData shall correspondingly reduce its Service Fees or increase its Service Fee Discounts offered to Standard.

(b)

Unless otherwise agreed to in writing between the parties, the Service Fees for the sale of the Hardware Products and Digital Paper Products and for the license of the Software Products and Online Services (whether the initial license fees or the Renewal Fees (as described below)) shall be due and payable no later than fifty-five (55) days from receipt of ExpeData's invoice unless cash discount incentives are offered and accepted. ExpeData shall select and pay the carrier and process all in transit damage claims.  Standard shall reimburse ExpeData for these shipping charges upon receipt of ExpeData’s invoice.  ExpeData shall bear the risk of loss or damage in transit to the Products until they are delivered to the destination point (FOB Destination). ExpeData will handle all tracing, tracking, and other carrier related issues. Title to the Hardware Products and Digital Paper Products will transfer to Standard when they are delivered to the destination point.   All freight or transportation rates are subject to change, without notice to Standard, to reflect applicable freight or transportation rates in effect as

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of the date of shipment.  Subject to the provisions in Section 8(a), ExpeData has the right to unilaterally modify the Service Fees, Renewal Fees, Service Fees Discounts, payment terms and terms and conditions of sale, at any time during the term of this Agreement upon sixty (60) days’ prior written notice to Standard.

(c)

The Customer License Initial Term for the Software Products and associated Online Services shall be established for each digital pen and in each case shall be for a term of one (1) year (the "Customer License Initial Term"). The commencement date of each Customer License Initial Term shall be (i) the first day of the calendar month in which the digital pen is activated if such activation date is on or before the 15th day of such calendar month or (ii) the first day of the calendar month following the calendar month in which the digital pen is activated if such activation date is on or after the 16th day of such calendar month.

(d)

The Customer License Renewal Term for the Software Products and associated Online Services shall be established for each digital pen and in each case shall be for a term of one (1) year from the date of expiration of the corresponding Customer License Initial Term or if applicable the previous Customer License Renewal Term with respect to each such digital pen  (the "Renewal Term")

(e)  Unless ExpeData receives such notice of nonrenewal, the Customer License Initial Term, or Renewal Term, as the case may be, shall be renewed and ExpeData will invoice Standard for a Renewal Term License Fee as set forth in Exhibit F (the "Renewal Fees") within thirty (30) days after the expiration of the Customer License Initial Term, or Renewal Term, as the case may be. Such invoice will be monthly and will include all Renewal Fees with respect to Renewal Terms which will commence during the next calendar month.

(f) If Standard does not pay any of the undisputed Service Fees or Renewal Fees within fifteen (15) days of their due, ExpeData may, at its option, (i) charge Standard, until payment in full is received, a finance charge at the lesser of one and one-half percent (1.50%) per month on the unpaid balance of such Service Fees and/or Renewal Fees or the maximum rate permitted by law; (ii) after notifying Standard of such non-payment, and providing Standard fifteen (15) days to cure, suspend Standard’s right to license the Software Products and the Online Services; and/or (iii) suspend all shipments to Standard.

(g) Standard solely shall be responsible for the collection of all fees and expenses that Standard has charged its Customers for the Digital Pen and Paper System and associated Online Services. The fees charged by Standard to its Customers for the Digital Pen and Paper System and associated Online Services shall be determined by Standard in its sole discretion.

9.

Taxes

All payments due shall be made without deduction for taxes, assessments or other charges of any kind that may be imposed by any government with respect to any amounts payable.  Standard is responsible for and shall pay all taxes and fees due to any applicable governmental entity as a result of its activities hereunder.

10.

Term

The initial term of this Agreement shall be for a term of one (1) year from the Effective Date of this Agreement (the "Initial Term").   This Agreement shall automatically renew for successive one (1) year renewal terms unless either party provides the other, at least 90 days’ prior to the renewal date, with a written notice that this Agreement will not be renewed.

11.

Territorial Restrictions

               INTENTIONALLY DELETED

12.

 Software Products and Associated Online Services

Standard shall not, at any time, (i) reverse engineer, decompile or disassemble any portion of the Digital Pen and Paper System and associated Online Services or tamper in any way with the operation of the Digital Pen and Paper System and associated Online Services, or (ii) insert or make use of any type of disabling device

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including, but not limited to, viruses, worms, Trojan horses, time bombs, cancelbots or any similar device that may impair, damage or interfere with the proper working order of the Digital Pen and Paper System and associated Online Services.

13.

Warranties to Standard

(a)

SOLE WARRANTY.  THE SOLE WARRANTY PROVIDED BY EXPEDATA IN CONNECTION WITH THE DIGITAL PEN AND PAPER SYSTEM SHALL BE TO STANDARD PURSUANT TO SECTION 13(b) BELOW.  EXPEDATA MAKES NO WARRANTIES TO THE CUSTOMER.

(b)

MATERIAL AND WORKMANSHIP WARRANTY.  ExpeData warrants to Standard that the Digital Paper Products shall be free, during ordinary use, from defects in material and workmanship (the "Material and Workmanship Warranty"), provided that the Customer has used the Digital Pen and Paper System in connection with products which meet or exceed ExpeData's recommended specifications.  Unless otherwise agree to in writing by ExpeData, this Material and Workmanship Warranty shall expire one hundred eighty (180) days from the date of delivery of the Digital Paper Products.   Digital Paper Products which do not conform to such Material and Workmanship Warranty may be returned to ExpeData upon receipt of ExpeData's shipping instructions.  Any such defective Products will be replaced with new Products or repaired, at ExpeData's option, and returned to Standard without charge. With respect to the Hardware Products, ExpeData shall transfer the manufacturers’ warranty for the Hardware Products to Standard and/or Standard’s Customers, to the extent transferable.  Notwithstanding the foregoing, this warranty shall not apply to Digital Paper Products that were part of the Inventory (as defined in the Asset Purchase Agreement) transferred to ExpeData by Standard.

(c)

DISCLAIMER OF WARRANTIES.  THE MATERIAL AND WORKMANSHIP WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  EXPEDATA DOES NOT WARRANT THAT THE FUNCTIONS OF THE SOFTWARE PRODUCTS WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE.  THE PRODUCTS AND ANY RELATED SUPPORT FROM EXPEDATA, INCLUDING ALL SERVICES DESCRIBED HEREIN, ARE PROVIDED TO CUSTOMER ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES FOR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.  NEITHER THIS AGREEMENT NOR ANY DOCUMENTATION FURNISHED UNDER IT IS INTENDED TO EXPRESS OR IMPLY ANY WARRANTY THAT THE DIGITAL PEN AND PAPER SYSTEM WILL BE UNINTERRUPTED, TIMELY OR ERROR-FREE.  THE MAXIMUM LIABILITY OF EXPEDATA UNDER THIS AGREEMENT IN ANY EVENT SHALL NOT EXCEED THE AMOUNTS RECEIVED BY EXPEDATA DURING THE TERM OF THIS AGREEMENT.   EXCEPT FOR EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 16 OR BREACH OF THE CONFIDENTIALITY PROVISIONS UNDER SECTION 18 OR ASSIGNMENT PROVISIONS IN SECTION 23, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT, AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES.

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14.

       Insurance

During the term of this Agreement, any extension or renewal thereof, and for two (2) years after the expiration or termination of this Agreement for any reason, Standard shall maintain the types of insurance coverages set forth on Exhibit G, with insurance companies reasonably acceptable to ExpeData.

15.         Infringement

Standard promptly shall notify ExpeData in writing of any possible infringement by any third party of any intellectual property right of ExpeData or of which Standard becomes aware as well as any claim of infringement of any intellectual property right against ExpeData as the result of the transactions contemplated by this Agreement.

16.         Indemnification

(a)           Standard agrees at all times to indemnify, defend and hold harmless ExpeData, its successors and permitted assigns, and the officers, directors, agents and employees of each of them, from and against any and all claims, demands, suits, actions, proceedings, costs, disbursements, expenses (including reasonable attorney’s fees), damages, judgments, losses, obligations, fines, penalties and other liabilities of whatever kind or nature based on any third party claims arising out of : (i) any act, error or omission of Standard or any of Standard’s employees; (ii) any failure by Standard to perform any of the agreements, terms, covenants or conditions to be performed by Standard as set forth herein; and (iii) any breach of any provision, including the representations and warranties set forth herein made by Standard to ExpeData.

(b)           ExpeData agrees at all times to indemnify, defend and hold harmless Standard, its successors and permitted assigns, and the officers, directors, agents and employees of each of them, from and against any and all claims, demands, suits, actions, proceedings, costs, disbursements, expenses (including reasonable attorney’s fees), damages, judgments, losses, obligations, fines, penalties and other liabilities of whatever kind or nature based on any third party claims arising out of : (i) any act, error or omission of ExpeData or any of ExpeData’s employees; (ii) any failure by ExpeData to perform any of the agreements, terms, covenants or conditions to be performed by ExpeData as set forth herein; (iii) any breach of any provision, including the representations and warranties set forth herein made by ExpeData: and (iv) any claim or action alleging that Standard’s or its Customers’ possession or use of Digital Pen and Paper System infringes any U.S. or European Union patent, copyright or other intellectual property of a third party.  Notwithstanding the foregoing, ExpeData shall not indemnify Standard for any intellectual property transferred to ExpeData by Standard (which shall not include any improvements, modifications and developments made to such intellectual property after the date of transfer for which ExpeData does indemnify Standard) pursuant to the terms of the Asset Purchase Agreement.

(c)  If Standard receives a claim that the Digital Pen and Paper System infringes a U.S. or European Union patent, copyright or other intellectual property of a third party, Standard shall notify ExpeData promptly in writing and give ExpeData information, assistance and exclusive authority to evaluate, defend and settle such claim.  ExpeData shall then, at its own expense and option, (i) settle such claim, or (ii) procure for Standard the right to use the Digital Pen and Paper System, or (iii) replace or modify the Digital Pen and Paper System to avoid infringement, or (iv) remove the Digital Pen and Paper System and refund the Service Fees less a reasonable amount for usage, or (v) defend against the infringing claim.  If a court of competent jurisdiction holds the Digital Pen and Paper System to be infringing, ExpeData shall pay any costs and damages finally awarded by reason of such infringement, and if the use of the Digital Pen and Paper System is enjoined, ExpeData shall take, at its option, one (1) or more of the actions described in this Section 16(c) (the “Patent and Copyright Indemnification”).  Notwithstanding the foregoing, ExpeData shall not indemnify Standard for any intellectual property transferred to ExpeData by Standard (which shall not include any improvements, modifications and developments made to such intellectual property after the date of transfer for which ExpeData does indemnify Standard) pursuant to the terms of the Asset Purchase Agreement.

(d)  The Patent and Copyright Indemnification shall not apply to either (i) the Digital Pen and Paper System designed to Standard’s specifications, or (ii) the Digital Pen and Paper System which has been modified by Standard or used by Standard in combination with any software or other equipment which is not provided by ExpeData (or approved in writing by ExpeData) to change, modify or improve the Digital Pen and Paper System.  Notwithstanding the foregoing, ExpeData shall not indemnify Standard for any intellectual property transferred to ExpeData by Standard (which shall not include any improvements, modifications and developments made to such intellectual property after the date of transfer for which ExpeData does indemnify Standard) pursuant to the terms of the Asset Purchase Agreement.

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The foregoing states the entire liability of ExpeData to Standard with respect to infringement of any valid United States or European Union patent, copyright or other intellectual property right.

17.          Additional Duties

Standard, at its expense (in its role as a reseller but not as a referral partner), shall perform first level customer support for the Digital Pen and Paper System and associated Online Services provided to its Customers, and shall maintain a level of competence in the support organization to adequately provide such support.  For purposes of this Section 17 the parties agree that first level customer support shall include the following: (i) receiving and supporting customer requests, (ii) providing initial response to customers, and if unable to resolve customer’s problems then communicating customers’ request to ExpeData and communicating ExpeData’s response to customer, and (iii) tracking and reporting status of customer requests through resolution.  Standard shall make no commitments to its Customers with respect to the design, development, testing or deployment of any new feature or function without prior written consent from ExpeData.  In the event that Standard also wishes to provide additional services for the Digital Pen and Paper System, Standard shall sign an ExpeData Supplier Agreement and maintain technical resources on staff for the purpose of maintaining and complying with the transactional data requirements for using the Digital Pen and Paper System and associated Online Services to provide its products and/or services to its Customers.

18.           Confidential Information

(a) Standard shall (i) keep and hold such ExpeData Confidential Information in strict and complete confidence, (ii) not at any time directly or indirectly disclose any of such ExpeData Confidential Information to any other Person (except its employees, subcontractors and agents who have a need to know such ExpeData Confidential Information), (iii) use the same standards and controls which Standard uses to maintain and preserve the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain and preserve the confidentiality of such ExpeData Confidential Information and (iv) use such ExpeData Confidential Information only to the extent reasonably necessary in connection with its performance under this Agreement. Standard shall be liable for any breach of the confidentiality obligations under this Section 18(a) by its employees or agents.  The ExpeData Confidential Information, including copies thereof, shall at all times remain the property of ExpeData or its licensors, if applicable.  Upon termination of this Agreement, Standard shall promptly return to ExpeData or, at its request, will destroy all ExpeData Confidential Information furnished to Standard.

(b) ExpeData shall (i) keep and hold such Standard Confidential Information in strict and complete confidence, (ii) not at any time directly or indirectly disclose any of such Standard Confidential Information to any other Person (except its employees, subcontractors and agents who have a need to know such Standard Confidential Information), (iii) use the same standards and controls which Standard uses to maintain and preserve the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain and preserve the confidentiality of such Standard Confidential Information and (iv) use such Standard Confidential Information only to the extent reasonably necessary in connection with its performance under this Agreement. ExpeData shall be liable for any breach of the confidentiality obligations under this Section 18(b) by its employees or agents.  The Standard Confidential Information, including copies thereof, shall at all times remain the property of Standard or its licensors, if applicable.  Upon termination of this Agreement, ExpeData shall promptly return to Standard or, at its request, will destroy all Standard Confidential Information furnished to ExpeData.

19.             Trademark Use

ExpeData hereby grants Standard during the term of this Agreement the right (i) to identify itself as an “ExpeData Digital Pen and Paper System” authorized channel partner, and (ii) to use the Marks to identify or promote the Digital Pen and Paper System and associated Online Services.  The Marks only shall be used in accordance with ExpeData’s guidelines or with ExpeData’s prior written consent in each instance.  Standard shall not use the Marks as part of its corporate or other legal name, or as part of the name under which Standard conducts its business.  Standard shall not change or alter any of the Marks used in connection with the Digital Pen and Paper System.  Standard acknowledges that (i) ExpeData is the owner of all rights in the Marks, and (ii) Standard has no proprietary interest in any Mark.  Standard during the term hereof and indefinitely thereafter  for any reason shall not register any trade or service mark, URL, logo or the like similar to the Marks. On expiration or termination

{00295508.DOC;}- 10 -

hereof for any reason, Standard shall cease and desist immediately and permanently all use of, and shall not thereafter use in any manner, the Marks, any name, trademark, trade name, slogan, title, label, insignia, URL, commercial symbol or anything else that may lead to confusion or uncertainty as to whether, or make it appear that, Standard is in a relationship with ExpeData.  If requested by ExpeData, Standard promptly shall notify its Customers that it has ceased to be a Channel Partner.

Standard is authorized to "Private Label" the Digital Pen and Paper System and associated Online Services.  ExpeData shall cooperate with Standard in implementing such private Label.  Standard shall include on such Products and Documentation the phrase "Powered by ExpeData" and such other Marks as required by ExpeData.

               Except to the extent required by law, neither ExpeData nor Standard shall issue any news release, public announcement, advertisement or publicity concerning this Agreement or any matters arising under this Agreement without the prior written approval of the other party, and such approval will not be unreasonably withheld.

20.             Development of Improvements

In the event Standard develops or improves the Digital Pen and Paper System and associated Online Services or related methods or know-how (“Improvement(s)”), Standard promptly shall fully-disclose and make the Improvement(s) immediately available to ExpeData.  ExpeData exclusively shall own all Improvements.  Standard shall have a non-exclusive, fully-paid up, royalty free, world-wide, perpetual, non-transferable license to such Improvements.  At ExpeData’s expense, Standard shall sign and complete such assignments, agreements or other documents and shall take all actions as shall be necessary to confer upon ExpeData, and to register in ExpeData’s name, the sole ownership of Improvement(s) worldwide, as determined in ExpeData’s discretion.  Notwithstanding the foregoing, Standard may develop appropriate interfaces between ExpeData’s Digital Pen and Paper System and the operating systems of Standard’s Customers.  Standard will retain sole ownership of the interface technology that is designed or developed by Standard to interface ExpeData’s Digital Pen and Paper System and the operating systems of Standard’s Customers.  ExpeData shall have the right to obtain a non-exclusive, world-wide, perpetual, non-transferable license to such interface technology, at a reasonable royalty to be mutually agreeable between the parties.

21.              Termination

(a)   Either party shall have the right to terminate this Agreement immediately with notice to the other party if the other party (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or for a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any bankruptcy proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more.

(b)   After the occurrence of any breach of this Agreement by either party, the non-breaching party shall provide the breaching party with a written notice that shall specify the breach, the action necessary to cure the breach, and the time within which the breaching party may cure the breach, which cure period shall be not less than ten (10) days for a payment default, and thirty (30) days for a non-payment default.  In the event the breaching party does not cure the breach within the cure period, the non-breaching party, without any further notice to the breaching party, may, at its option, terminate this Agreement.

22.               Independent Contractor

ExpeData and Standard are independent contractors. No provision contained in this Agreement shall be construed as authorizing either party to act as an agent, legal representative, joint venturer, franchisee, employee or servant of the other party for any purpose.  Neither ExpeData nor Standard shall make any contract, agreement, warranty or representation on behalf of the other party, or incur any debt or other obligation on behalf of the other party, or act in any manner that has the effect of making that party the apparent agent of the other party.  Neither ExpeData nor Standard will assume liability for, or be deemed liable as a result of, any such action by the other

{00295508.DOC;}- 11 -

party.  Neither ExpeData nor Standard will be liable by reason of any act or omission of the other party in the conduct of its business or for any resulting claim or judgment.

23.               Integration, Amendment, Subcontracting and Assignment

All proposals, negotiations and representations, if any, regarding the subject matter contained in this Agreement that were made prior to the date of this Agreement are merged into this Agreement.  Except as otherwise provided in this Agreement, this Agreement may not be amended except by a written agreement duly executed by ExpeData and Standard.  This Agreement will be binding upon and inure to the benefit of ExpeData and Standard and their respective successors and permitted assigns; provided, however, neither party may assign this Agreement or its respective duties under this Agreement, other than to a successor to either party’s business,  without the prior written consent of the other party, which will not be unreasonably withheld.  In addition, ExpeData may delegate the performance of its duties under this Agreement to subcontractors, provided that ExpeData shall remain responsible for the performance of the delegated duties.

24.              Waiver

Either ExpeData’s or Standard’s waiver of any term or condition of this Agreement must be in writing and shall not be construed to be a waiver of any other term or condition hereof.  ExpeData’s or Standard’s waiver of any term or condition of this Agreement shall not be deemed a waiver of a subsequent breach of the same term or condition in this Agreement.

25.              Severability

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the remaining provisions in this Agreement will continue to be enforced as if the invalid or unenforceable provision were omitted.

26.              Force Majeure

Except for Standard's obligation to pay ExpeData hereunder, neither ExpeData nor Standard shall be liable for delays in, or failure to perform their respective obligations due to acts of God, acts of the other party, acts of civil or military authority, acts of public enemy, fires, strikes, labor disputes, floods, epidemics, war, riots, civil disturbances, insurrections, accidents, explosions, earthquakes, the elements, delays in transportation or any other causes beyond their reasonable control.  In the event of any such delay, the time of delivery or performance shall be extended for a reasonable period at least equal to the time lost by reason of the delay.

27.               Limitation of Actions

Neither party may bring an action, regardless of form, arising out of this Agreement more than one (1) year after an occurrence giving rise to a claim or be barred forever.

28.               Survival

Sections 2, 3, 7, 9, 13, 14, 16 and 18-30 and the referral fees due pursuant to Exhibit E shall survive the expiration or termination of this Agreement for any reason.

29.               Notices

All notices, consents, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been delivered (i) on the delivery date if personally delivered or if delivered by confirmed facsimile or e-mail, or (ii) one (1) business day after deposited with any national overnight courier or express mail, receipt requested, or (iii) three (3) business days after deposit in the United States mail, registered or certified mail, return receipt requested, with adequate postage affixed thereto, addressed to ExpeData or Standard at their respective addresses as set forth in this Agreement, or to such other

{00295508.DOC;}- 12 -

addresses as hereinafter furnished by either ExpeData or Standard to the other party.  ExpeData and Standard shall retain evidence that any facsimile or e-mail notices were received by the other party.

30.                Governing Law and Venue

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.  Both Parties consent to the jurisdiction of the state and federal courts for Montgomery County, Ohio in respect of any action or proceeding arising out of this Agreement.  The parties hereto consent to the jurisdiction of the courts in the state of Ohio, as specified in this Section 30.  Acknowledging that the damages sustained by either party as a consequence of any breach by the other party of any of its obligations under this Agreement may be difficult or impossible to measure in monetary terms, each party hereby agrees that the other party shall be entitled to seek (i) an injunction temporarily and/or permanently restraining the commission or continuation of any such breach without any requirement to give an undertaking as to damages or in any way providing a bond or security for costs, (ii) an award of damages in an appropriate amount, and (iii) other available remedies, all remedies hereunder being cumulative.

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IN WITNESS WHEREOF, ExpeData and Standard, by their duly authorized representatives, have executed this Channel Partner Agreement as of the day and year first above written.

THE STANDARD REGISTER COMPANY	EXPED, LLC
an Ohio corporation	an Ohio limited liability company
By: ____________________	By: ____________________
(Authorized Signature)	(Authorized Signature)
Print Name: ____________________	Print Name: ____________________
Print Title: ____________________	Print Title: ____________________

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EXHIBIT A

AUTHORIZED TERRITORY

STANDARD IS AUTHORIZED TO MARKET AND PROMOTE THE DIGITAL PEN AND PAPER SYSTEM AND ASSOCIATED ONLINE SERVICES ANYWHERE IN THE WORLD.

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EXHIBIT B

PRODUCTS AND SERVICES

Hardware Products and Specifications

1)

USB Digital Pen - USB Digital Pen allows a user to digitally capture handwritten notes, drawings, and ideas.

2)

Rapid recharging USB cradle for USB Digital Pen - allows the USB Digital Pen to recharge its batteries and transfer electronic data from the USB Digital Pen to the ExpeData Digital Pen and Paper Software.

3)

AC adapter for Rapid recharging USB cradle.

4)

Wireless Digital Pen - The Wireless Digital Pen allows a user to digitally capture handwritten notes, drawings, and ideas and transfer them wirelessly to compatible mobile phones

Digital Paper Products and Specifications

ExpeData Digital paper with Anoto functionality is created by printing a proprietary pattern of very small dots on ordinary paper that is perceived by the eye as a slightly off-white color.  The dots have a nominal spacing of 0.3 mm (0.01 inch).  As a user writes with the USB Digital Pen, a built-in digital camera continuously takes pictures of the patterned paper.  When the USB Digital Pen is then placed in its cradle, all of the writings are then transferred automatically to the user's personal computer.  Alternatively, when a special dot patterned “send box” is checked on a document by the Wireless Digital Pen, the writings are then transferred via a Bluetooth-enabled phone to the ExpeData servers.

The ExpeData Digital Paper can be utilized for printing forms.  Corresponding electronic versions of the forms can be created in the software and associated online services to produce an electronic image copy of the writing on the digital paper form.

Software Products and Specifications

ExpeData Digital Pen and Paper Software, in both ASP and enterprise mode, consists of several components.

•

One component is a PC application that retrieves electronic data from the USB Digital Pen via USB connection

•

Another component retrieves electronic data from the Wireless Digital Pen wirelessly and transmits the electronic data via a Bluetooth enabled mobile phone.

•

Another transmits the electronic data to a local or remote processing component.

•

The processing component analyzes the electronic data and correlates the electronic data from the pen to the patterned document previously printed and accurately positions it on the document.

•

Another interprets the handwriting strokes.

•

Another provides a means to validate the handwriting interpretation and any business or data quality rules contained or exposed.

•

Another module executes workflow processes (e.g. generate an e-mail).

•

Another creates an image of the actual handwritten document.

•

Another stores the images for archival and retrieval

•

Another creates a data file of the handwritten information

•

Another stores the stroke and detailed transaction data for data mining and retrieval

•

Another extracts and transmits the image and data file.

•

Another merges document template, variable data and Anoto pattern to generate a print ready postscript file.

•

Another assigns field types to handwritten fields for handwriting interpretation purposes.

•

The administrative component defines pen and pen users and the rights they have to the System.

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ExpeData Enterprise System

Same functionality as the ExpeData ASP Digital Writing Suite but configured for hosting on the company’s servers.

ExpeData Signature Capture Applications

An ExpeData software product that is a Research in Motion (“RIM”) BlackBerry-based software application, intended to be integrated into software written by RIM Independent Software Vendors (“ISV’s”), for the express purpose of capturing a “wet” handwritten signature using a Logitech Bluetooth digital pen and ExpeData provided paper documents, transmitting the signature written on the paper from the pen to the BlackBerry device where the signature is rendered as an image and displayed on the handset.  The signature image is then available for use within the ISVs application for further processing.  There are also Motorola and Microsoft mobile versions in development.

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EXHIBIT C

END USER RESTRICTIONS

All Customer Use and License Agreements of the Digital Pen and Paper System shall contain the following terms and conditions:

1.

DIRECT BENEFICIARY.

ExpeData is a direct and intended beneficiary of the Customer Use and License Agreement and may enforce it directly against the Customer.

2.

LICENSE.

ExpeData has granted to Standard a non-exclusive right to license others to use the Digital Pen and Paper System and associated Online Services.  Standard hereby grants to Customer and Customer accepts a nontransferable, non-exclusive right to use the Software Products and associated Online Services solely in connection with the Hardware Products and Digital Paper Products.  Customer may not sublicense, assign or transfer any license or any Software Product without the prior written consent of ExpeData and Standard.  Any attempt otherwise to sublicense, assign or transfer any of Customer's rights, duties or obligations hereunder is void.

3.

ELECTRONIC DATA.

(a)

"Electronic Data" shall mean all information regardless of form that Customers have entered or transferred or provided to ExpeData through the Digital Pen and Paper System.  Electronic Data shall include, but is not limited to, digital information received from Customer corresponding to recordings on Digital Paper Products by Hardware Products and other information received from Customer.

(b)

Ownership of Electronic Data.  Any and all Electronic Data entered or transferred to ExpeData by a Customer shall be owned by the Customer.  ExpeData shall not divulge such Electronic Data to any third party, unless the third party is a subcontractor of ExpeData of whom ExpeData has delegated the performance of some or all of its duties under this Agreement.  ExpeData may disclose the Electronic Data if required to be disclosed by law or order of a court or government agency.

(c)

EXPEDATA SHALL NOT BE LIABLE TO CUSTOMER FOR ANY LOSS OF THE ELECTRONIC DATA.

(d)

Down Time and Backup.  ExpeData is providing a license for the use of its Digital Pen and Paper System.  ExpeData is not liable for any application problem whatsoever that might result in down time or non-usability of the licensed Digital Pen and Paper System.  ExpeData recommends that the Customer routinely back up its Electronic Data and ExpeData will not be held responsible for any lost data accordingly.

(e)

Neither Standard nor ExpeData will disclose any Electronic Data which the Customer has entered or transferred or provided to ExpeData through the Digital Pen and Paper System, except that ExpeData may use the Electronic Data (i) to generate reports for usage by ExpeData and other parties if the Electronic Data is aggregated in a non-associated way without attribution to the Customer or Standard, and (ii) to select and use independent fields of Electronic Data for analyzing and testing (e.g. measure timing) for future product enhancements.  The Customer agrees that Standard and ExpeData may disclose the Electronic Data if Standard or ExpeData has the good faith belief that such action is reasonably necessary (i) to comply with the law, (ii) to enforce this Agreement, or (iii) to respond to claims that Standard or ExpeData are engaged in activities that violate the rights of third parties.

4.

INTELLECTUAL PROPERTY.

4.1

PROPRIETARY RIGHTS.  Title and ownership rights to Software Products and associated Online Services, including copyrights, mask work rights, patents, trademarks, trade secrets, and other intellectual property rights, as well as all copies thereof reside and shall remain in ExpeData.  The Software Products and associated Online Services embody the proprietary and trade secret information of ExpeData, who owns the copyrights therein.

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(a) Customer shall not, at any time (i) copy, reverse engineer, disassemble the source or object code used in, or in any other fashion attempt to exploit the Software Products and associated Online Services in any way or for any purpose except as is necessary to make an archival copy of the Software Products, or (ii) insert or make use of any type of disabling device including, but not limited to, viruses, worms, Trojan horses, time bombs, cancelbots or any similar device that may impair, damage or interfere with the proper working order of the Digital Pen and Paper System and associated Online Services, and Customer shall not permit any party to do so.  All copies of the Software Products made by Customer shall bear the proprietary markings (be they patent, copyright or trade secret) of ExpeData borne by the copies transmitted by ExpeData or Standard to Customer and in the same form and location as the original.

(b) Customer acknowledges that the Software Products and associated Online Services are composed of confidential data and trade secrets that are the sole and exclusive property of ExpeData.  The Software Products shall be used exclusively by Customer and its employees only in conjunction with Hardware Products and Digital Paper Products.  Customer shall not allow others to use or have access to the Software Products and associated Online Services, either directly or indirectly, and shall not make or allow others to make copies or reproductions of the Software Products in any form without the prior written consent of ExpeData.

(c) Customer shall maintain the confidentiality of the Software Products so as to prevent unauthorized disclosure or copying.  Customer shall notify ExpeData of any unauthorized use, copying or disclosure of the Software Products known to Customer.  ExpeData may terminate the Agreement for breach of any provision of this Section if Customer has not cured such breach to the satisfaction of ExpeData within ten days after receipt of written notice describing the breach.  This right of termination shall not preclude ExpeData from recovering against Customer any damages ExpeData may suffer as a result of such breach or from any legal and/or equitable remedies.

The provisions of this Section shall survive termination of this Agreement.

4.2

OWNERSHIP. The Software Products and associated Online Services, and any later improvements, upgrades, or repairs thereto, constitute proprietary property of ExpeData and shall be considered on loan to the Customer during the term of this Agreement. In addition, all intellectual property rights, including but not limited to, patent, copyright, trademark and trade secret rights, embodied in the Software Products, Online Services, Digital Paper Products and/or Documentation are the proprietary property of ExpeData. In the event that Customer contributes in any degree to such improvements, upgrades, or repairs, Customer agrees to assign, and hereby does assign by operation of this Agreement, the intellectual property rights embodied therein to ExpeData.

5.

COMPLIANCE WITH LAWS.

Customer shall, at its own expense, use the Digital Pen and Paper System in a careful and proper manner and shall comply with and conform to all laws, ordinances and regulations in any way relating to the possession, use and/or maintenance of the System and Electronic Data, including but not limited to the applicable standards of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) as published by the Department of Health and Human Services and those related to data privacy, international communications, consumer transactions and communications decency. Each Party shall comply in all respects with the European Union Member State Data Protection Act (the "DPA"), if applicable, and all subordinate legislation made pursuant thereto including all applicable amendments, revisions and re-enactments when processing all personal data (as defined in the DPA).  Use of the Digital Pen and Paper System is unauthorized in any jurisdiction that does not give effect to all provisions of these terms and conditions, including without limitation this Section.

6.

 GOVERNMENT RIGHTS.

If used or acquired by the United States Government, the Government acknowledges that (a) the Software Products constitute "commercial computer software" or "commercial computer software documentation" for purposes of 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-3, as applicable and (b) the Government's rights are limited to those specifically granted pursuant to this Agreement.  The contractor/manufacturer is ExpeData, LLC, at ___________________.

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7.

INTERNET ACCESS.

Customer acknowledges that the System requires an Internet connection to process the Electronic Data recorded by the Hardware Products in connection with the Digital Paper Products.  The Internet connection is not required to be continuous, but must be established for processing of the Electronic Data.  Due to the public nature of the Internet, Customer acknowledges that there is no guarantee of security or privacy on the Internet and ExpeData and any of ExpeData's third-party providers make no guarantee that Customer's Electronic Data will be private or secure on the Internet.  ExpeData will take reasonable efforts to protect Customer's Electronic Data.  ExpeData is not liable for protection or privacy of information transferred through the Internet

8.

EXPORT/IMPORT/RE-EXPORT.

Customer acknowledges that the export, and use of certain hardware, software, and technical data provided hereunder is regulated by the United States and other governments and agrees to comply with all applicable laws and regulations.  Customer agrees not to export or re-export directly or indirectly any equipment, software, software releases or related technical data or information without first obtaining any required license(s) or governmental approvals.  Customer shall have sole responsibility for import/export compliance with respect to Customer data.

9.

DISCLAIMER OF WARRANTIES.

THE CUSTOMER RECEIVES, IF ANY, A WARRANTY ON THE DIGITAL PEN AND PAPER SYSTEM FROM STANDARD, AND EXPEDATA MAKES NO WARRANTIES TO THE CUSTOMER IN CONNECTION WITH THE DIGITAL PEN AND PAPER SYSTEM.

 EXPEDATA DOES NOT WARRANT THAT THE FUNCTIONS OF THE SOFTWARE PRODUCTS WILL MEET CUSTOMER’S REQUIREMENTS OR THAT OPERATION OF THE SOFTWARE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE.  THE PRODUCTS AND ANY RELATED SUPPORT FROM EXPEDATA, INCLUDING ALL SERVICES DESCRIBED HEREIN, ARE PROVIDED TO CUSTOMER ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES FOR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.  NEITHER THIS AGREEMENT NOR ANY DOCUMENTATION FURNISHED IN RELATION TO IT IS INTENDED TO EXPRESS OR IMPLY ANY WARRANTY THAT THE SYSTEM OR ANY SERVICES PROVIDED WILL BE UNINTERRUPTED, TIMELY OR ERROR-FREE.   EXPEDATA SHALL NOT BE LIABLE FOR ANY DAMAGES WHATSOEVER, INCLUDING BUT NOT LIMITED TO DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT, AND EVEN IF EXPEDATA HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES.  Customer assumes all rights and liability for results obtained by the use or implementation of the System, whether such results are used singly or in combination with other hardware, software or products.  Customer shall be responsible for use of all hardware, including but not limited to, operating procedures, audit controls, accuracy and security of input and output data, restart and recovery routines and other procedures necessary for Customer's intended use of the System.  Customer shall maintain back-up data necessary to replace critical Customer data in the event of loss of or damage to such data from any cause.  Regardless of the cause of loss, ExpeData shall not in any way be liable therefor.  Customer shall ensure that its personnel are, at all times, educated and trained in the proper use and operation of the Digital Pen and Paper System and that the Digital Pen and Paper System is used in accordance with any and all applicable manuals, documentation and instructions.  An action for breach of this Agreement or any other action otherwise arising out of or related to this Agreement, in either case against ExpeData, must be commenced within one (1) year from the date the right, claim, demand or cause of action shall first occur, or be barred forever.

10.

INDEMNIFICATION.

Customer agrees to indemnify, hold harmless, and defend ExpeData from and against any claims or lawsuits, including attorney's fees, that arise or result from the Customer's use of the Digital Pen and Paper System.

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11.

CONFIDENTIALITY.

"Confidential Information” shall mean (i) this Agreement and any Software Products, intellectual property, know-how, show how, technical data, specifications, product capabilities, instructions, manuals, guides, systems, processes, designs, methods, practices, trade secrets, software, firmware, devices, diagrams, drawings, notes, sketches, videos, sales and technical bulletins, and all copies and electronic files thereof, and (ii) all other information, whether or not reduced to writing, relating to the design, creation, use, marketing, license, support and service related to the Digital Pen and Paper System, Software Products and associated Online Services, as well as any other information relating to the business of ExpeData that may be divulged to Customer that is not generally known in the trade and is confidential and/or proprietary to ExpeData.  No information or materials shall qualify as Confidential Information if they (i) are or become, through no fault of the Customer, available to the public, (ii) are obtained by the Customer from a third party without breach of any agreement with, or obligation of confidentiality to, ExpeData, or (iii) are required by law or a court or government agency to be disclosed.

The Customer shall take all precautions to maintain the strict confidentiality of the Confidential Information, except to the extent (i) ExpeData authorizes the Customer in advance and in writing to disclose them; or (ii) the Confidential Information have become non-confidential in accordance with the provisions contained in the definition of Confidential Information of this Agreement.

The Confidential Information, including copies thereof, shall at all times remain the property of ExpeData or its licensors, if applicable.  Upon termination of this Agreement, the Customer shall promptly return to ExpeData or, at its request, will destroy all Confidential Information furnished to the Customer.

12.

DEVELOPMENT OF IMPROVEMENTS.

In the event Customers (“Developer”) develops or improves the Digital Pen and Paper System and associated Online Services or related methods or know-how (“Improvement(s)”), the Developer promptly shall fully-disclose and make the Improvement(s) immediately available to ExpeData (“Recipient”).  The Recipient exclusively shall own all Improvements.  The Developer shall have a non-exclusive, fully-paid up, royalty free, world-wide, perpetual, non-transferable license to such Improvements.  At Recipient’s expense, Developer shall sign and complete such assignments, agreements or other documents and shall take all actions as shall be necessary to confer upon Recipient, and to register in Recipient’s name, the sole ownership of Improvement(s) worldwide, as determined in Recipient’s discretion.

13.

TERMINATION OF LICENSE TO STANDARD FROM EXPEDATA.

Upon any termination, or expiration, of the License Agreement between Standard and ExpeData, ExpeData may (i) terminate this Customer Use and License Agreement, or (ii) assume or appoint a designee to assume the benefits and obligations in the performance of duties of Standard as delegated by this Customer Use and License Agreement.

{00295508.DOC;}- 21 -

EXHIBIT D

INTERNATIONAL ASSOCIATES

Europe and Scandinavia

U.K.

               Triple Arc

U.K.

  Communisis Plc (Pending)

Belgium

  Lijnco Speciaaldrukkerij

Germany

  Bartsch nb (Pending)

Switzerland

  Baumer, A.G.

Ireland

  Harvey Printers Limited

Central and South America

Argentina

  Ramon Chozas, S.A.

Brazil

  FESA, S.A.

Colombia

  FESA, S.A.

Panama

  FESA, S.A.

Peru

  FESA, S.A.

Uruguay

  Ramon Chozas, S.A.

Venezuela

  FESA, S.A.

North America

Canada

  The Data Group of Companies.

Mexico

  Formas Inteligentes, s. a. de c. v.

Pacific Region

Australia

     Print Media Group

Indonesia

     PT Jasuindo Tiga Perkasa Tbk

India

     Zircon Technologies Pvt. Ltd

Japan

     Dai Nippon Printing Co. Ltd.

New Zealand     Wickliffe, Ltd.

South Africa

     Lithotech Limited

Mauritius

     Masters Continuous Stationary

China

     Business Desire

China

     Matsuoka Shanghai Co. Ltd

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EXHIBIT E

TERMS AND CONDITIONS OF REFERRAL RELATIONSHIP

A. REFERRAL PROCESS

1. In addition to reselling the Digital Pen and Paper System to Customers during the term of this Agreement Standard shall have the right to identify and to submit to ExpeData, for its consideration, proposed sales leads for the Digital Pen and Paper System to Persons in the Authorized Territory (“Potential Referral Customers”).  Each proposed sales lead shall be fully identified to ExpeData by Standard’s submission of a completed sales lead referral sheet (the “Sales Lead Referral Sheet”) which will set forth the name of the Referral Customer and the description of the proposed transaction,.  No Sales Lead Referral Sheet shall be considered unless Standard shall have had a personal meeting or a phone call (not including voice mail messages) with an employee of the potential Referral Customer with an ability to influence the decision to purchase the Digital Pen and Paper System.  As a condition to this being a Qualified Referral Customer, Standard,  upon the request of ExpeData, will reasonably support ExpeData’s sales efforts to such Qualified Referral Customer.

2. Within seven (7) days from receipt of a Sales Lead Referral Sheet related to a Qualified Referral Customer, ExpeData shall, in its sole discretion, either accept or reject the proposed sales lead .  ExpeData shall accept or reject the proposed sales lead by its execution and delivery to Standard of the Sales Lead Referral Sheet which shall indicate whether ExpeData has accepted or rejected the proposed sales lead.  If ExpeData has not notified Standard that it has either accepted or rejected a proposed sales lead within fifteen (15) days from its receipt of a Sales Lead Referral Sheet for a Qualified Referral Customer, the proposed sales lead shall be considered to have been rejected by ExpeData.  In such event, Standard shall still have the right to resell the Digital Pen and Paper System to such Referral Customer under the terms of the Agreement.

3.  If ExpeData accepts the referral, ExpeData shall be solely responsible for the performance of all obligations, covenants, agreements and warranties as contained in a written agreement between ExpeData and the Referral Customer.  All prices and terms and conditions of sale shall be determined in the sole discretion of ExpeData. Standard shall not have any authority to make any contract, agreement, warranty or representation to any Qualified Referral Customer on behalf of ExpeData.

B.

REFERRAL PAYMENTS

1.

During the term of the Agreement and for a period of one (1) year after the termination of the Agreement, ExpeData shall pay Standard, within thirty (30) days after the end of each calendar quarter, a referral payment (the “Referral Payment”) determined as a percentage of Referral Revenue actually received by ExpeData from the Qualified Referral Customers during such calendar quarter

2.

Referral Revenue shall mean services delivered by ExpeData to Qualified Referral Customers where the revenue  is collected by ExpeData from Qualified Referral Customers whom have executed and delivered a binding agreement or purchase order with ExpeData within one year of the submission of a Sales Lead Referral Service .

3.

The Referral Payment shall be calculated as follows:

ExpeData shall pay to Standard ten percent (10%) of the Referral Revenue actually received by ExpeData from a Qualified Referral Customer during the twelve (12) month period following the date of the first invoice issued by ExpeData to such Qualified Referral Customer for services supplied by ExpeData to such Qualified Referral Customer and five percent (5%) of the Referral Revenue actually received by ExpeData from a Qualified Referral Customer during the next forty eight (48) month period..

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With respect to the following International Associates, the Referral Payment shall be calculated as follows:

 (i) Lithotech:  Standard will not receive any amounts from ExpeData relating to Referral Revenue received based on the current contractual commitments with respect to the annual ASP hosting fees and annual maintenance fees. ExpeData shall pay to Standard five percent (5%) of the Referral Revenue actually received by ExpeData from Lithotech with respect to the sale of incremental ExpeData services beyond the current contractual obligations (e.g., per-pen or enterprise service fees, printing click fees, processing click fees) for a period of five (5) years from the Effective Date.

(ii) Print Media Group:  Standard will not receive any amounts from ExpeData relating to Referral Revenue received based on the current contractual commitments with respect to the annual ASP hosting fees and annual maintenance fees. ExpeData shall pay to Standard five percent (5%) of the Referral Revenue actually received by ExpeData from Print Media Group with respect to the sale of incremental ExpeData services beyond the current contractual obligations (e.g., per-pen or enterprise service fees, printing click fees, processing click fees) for a period of five (5) years from the Effective Date.

(iii) Ramon Chozas (pending deal): ExpeData shall pay to Standard ten percent (10%) of the Referral Revenue actually received by ExpeData from Ramon Chozas during the twelve (12) month period following the Effective Date for any services supplied by ExpeData to Ramon Chozas.  For the forty eight (48) month period thereafter, ExpeData shall pay to Standard five percent (5%) of the Referral Revenue actually received by ExpeData from Ramon Chozas.

C. AUDIT RIGHTS

ExpeData shall maintain complete and accurate financial records in accordance with GAAP relating to the Digital Pen and Paper Systems and associated Online Services rendered to International Associates.   At all times during the term of this Agreement and for two (2) years after the expiration or termination hereof for any reason, ExpeData shall maintain and furnish to Standard, on request, complete, accurate and current records reasonably required by Standard to evaluate ExpeData’s performance of, and compliance with, its obligations under this Agreement.  At all times during the term of this Agreement and for two (2) years after the expiration or termination hereof for any reason, ExpeData shall permit Standard, its agents and representatives to inspect ExpeData’s facilities and records during regular business hours on five business days’ notice for the purpose of ascertaining ExpeData’s performance of and compliance with its obligations under this Agreement.  In the event any such audit reveals any shortfall in payment by ExpeData, ExpeData shall promptly pay any shortfall with interest as provided herein.  In the event any such audit reveals any overpayment by ExpeData to Standard, Standard shall promptly reimburse ExpeData for such overpayment with interest as provided herein.  In the event any such audit reveals an under payment  by ExpeData which is in error by 10% or more, in addition to paying any such shortfall, ExpeData promptly shall reimburse Standard fully for all reasonable costs related to such audit.

THE PROVISIONS OF THIS EXHIBIT E SHALL ONLY APPLY IN THE EVENT THAT STANDARD REFERS THE REFERRAL CUSTOMER TO EXPEDATA FOR THE SALE AND LICENSE OF THE DIGITAL PEN AND PAPER SYSTEM DIRECTLY FROM EXPEDATA TO THE REFERRAL CUSTOMER.  IN THE EVENT STANDARD RESELLS THE DIGITAL PEN AND PAPER SYSTEM TO THE REFERRAL CUSTOMER AS PERMITTED PURSUANT TO THE PROVISIONS OF THIS EXHIBIT E, THEN THE REMAINING PROVISIONS OF THIS EXHIBIT E SHALL NOT APPLY WITH RESPECT TO THAT REFERRAL CUSTOMER.

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EXHIBIT F

EXPEDATA DIGITAL PEN AND PAPER PRICING AND DISCOUNTS

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EXHIBIT G

INSURANCE REQUIREMENTS

 Commercial General Liability:

Required Coverage Limits

The following coverage shall have the following minimum limits, exclusive of defense costs, which shall be paid under the insurance policy outside the limits:

USD 2,000,000 General Annual Aggregate

USD 2,000,000 Products/Completed Operations Annual Aggregate

USD 1,000,000 Personal and Advertising Injury Annual Aggregate

USD 1,000,000 Each Occurrence

USD 5,000 Medical Payments

Extensions of Coverage

Duty to Defend

"Pay on behalf of" wording

Contractual Liability Coverage

Coverage (where permissible) for Punitive Damages, Fines and Penalties

Separation of Insured’s

Worldwide Coverage

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EXHIBIT 4(d)

Federal Express

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Point of sale system used in their walk-up facilities to capture shipping information and transfer information to the local point of sale register for expedited package drop-off.

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Maintenance documentation for other than aircraft.

Bank of America

•

Account and credit card applications at remote events (e.g. trade shows or sporting events)

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